Exhibit (s)(1)

POWER OF ATTORNEY

That each of the undersigned officers and trustees of BlackRock Recovery Opportunity Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust"), do constitute and appoint Donald C. Burke, Anne F. Ackerley, Neal J. Andrews and Brendan Kyne, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act"), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust's common shares of beneficial interest, par value $.001 per share, or any registration or offering of the Trust's preferred shares, par value $.001 per share; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 28th day of May, 2009.

/s/ G. Nicholas Beckwith, III
G. Nicholas Beckwith, III
Trustee

/s/ Richard E. Cavanagh
Richard E. Cavanagh
Chair and Trustee

/s/ Richard S. Davis
Richard S. Davis
Trustee

/s/ Kent Dixon
Kent Dixon
Trustee

/s/ Frank J. Fabozzi
Frank J. Fabozzi
Trustee

/s/ Kathleen F. Feldstein
Kathleen F. Feldstein
Trustee

/s/ James T. Flynn
James T. Flynn
Trustee

/s/ Henry Gabbay
Henry Gabbay
Trustee

/s/ Jerrold B. Harris
Jerrold B. Harris
Trustee

/s/ R. Glenn Hubbard
R. Glenn Hubbard
Trustee

/s/ W. Carl Kester
W. Carl Kester
Trustee

/s/ Karen P. Robards
Karen P. Robards
Vice Chair and Trustee

/s/ Donald C. Burke
Donald C. Burke
President and Chief Executive Officer

/s/ Neal Andrews
Neal Andrews
Chief Financial Officer